Company Contact:

Fortress International Group, Inc.

Maura McNerney, Chief Financial Officer

Phone: (410) 423-7300

FORTRESS INTERNATIONAL GROUP, INC. ACQUIRES DATA CENTER INTEGRATION SERVICES BUSINESS

COLUMBIA, MD – May 21, 2013 – Fortress International Group, Inc. (Other OTC: FIGI), a provider of consulting and engineering, construction management and site services for mission-critical facilities, today announced that it acquired the data center integration services business from arvato digital services LLC on May 20, 2013.

Located in Round Rock, Texas, the purchased business provides custom rack layout design and configuration for large enterprise IT solutions consisting of large banks of computer servers, digital information storage and networking equipment, with custom cabling, power and cooling within data center racks and mobile or containerized data centers. The business also includes testing and deployment, including onsite installation and network set-up of completed data center racks and mobile or containerized data centers. Additionally, the business provides configuration services including the configuration of IT equipment, which consists of loading applications or systems software, customizing memory or storage capacities, adding peripherals, and testing (including hardware power-up testing, diagnostics and software boot testing).

Anthony Angelini, Chief Executive Officer of Fortress, said, “We are very excited to expand our data center services offerings to include integration services of IT equipment. This acquisition is strategically significant and will be financially accretive to our business. Strategically, the acquired integration business is an ideal complement to our current offerings in both the traditional and modular data center markets. As the company evolves, our ability to perform a full range of services for data center customers both to the rack, and now inside the rack, will enhance the value proposition that our customers gain by trusting their data center requirements to us.”

Angelini continued, “Modular data center services represent an important and growing business for us, and, with this acquisition, we now offer an unmatched set of capabilities to the overall data center market and particularly the modular data center space. The transaction represents a key step along our strategic roadmap, and we are very excited about the team of people joining us as a result of the acquisition. We anticipate a number of synergies in both business development and cost savings as we integrate our sales teams, existing customers and management teams. The transaction further provides an enhanced end to end solution to both existing and potential customers.”

The acquired business is expected to generate over $10 million of annualized revenue and be accretive to our results in the second half of 2013. The purchase price is approximately $1.5 million payable in cash, subject to customary adjustments.

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Conference Call Details

Fortress will conduct a conference call on Wednesday, May 22, 2013 at 9:00 a.m. EDT to discuss 2013 first quarter financial results and this acquisition. Investors may listen to the conference call via telephone at: 877-941-2068 (U.S./Canada) or 480-629-9712 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Wednesday, May 29, 2013. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4621459, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com approximately two hours after the conclusion of the call, and will remain available for 90 calendar days.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

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